UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2020

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38987	26-0241222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
20880 Stone Oak Parkway
San Antonio, Texas 78258
(Address of principal executive offices)
Registrant’s telephone number, including area code: (210) 822-2828
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	IHRT	Nasdaq Global Select Market
Series A Preferred Stock Purchase Rights	IHRT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2020, Paul McNicol, Executive Vice President and General Counsel of iHeartMedia, Inc. (the “Company”), informed the Company that he will step down from his role as General Counsel effective January 1, 2021. Jordan Fasbender will succeed Mr. McNicol as General Counsel. Ms. Fasbender currently serves as the Company’s Executive Vice President, Deputy General Counsel & Secretary. McNicol will remain with the Company as Executive Vice President providing counsel to the Company’s senior management and ensuring a seamless transition.

In connection with his title change, Mr. McNicol and the Company have entered into a second amendment, dated December 22, 2020 (the “Amended Employment Agreement”) to his Employment Agreement, dated July 11, 2016 and amended May 1, 2019 (the “Original Employment Agreement”) to extend Mr. McNicol’s term of employment through December 31, 2021, with an option, at the Company’s election, to extend to December 31, 2022. For the term of the Amended Employment Agreement, Mr. McNicol will receive an annual salary of $500,000 and will be eligible for a bonus at the discretion of the Company’s Chief Executive Officer. If the Company chooses not to exercise its option to extend the Amended Employment Agreement to December 31, 2022, such event will qualify as a Qualifying Termination (as defined in the Original Employment Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: December 22, 2020	By:	/s/ Scott D. Hamilton
	Name:	Scott D. Hamilton
	Title:	Senior Vice President, Chief Accounting Officer and Assistant Secretary